Exhibit 11
                         THERMO BIOANALYSIS CORPORATION

                        Computation of Earnings per Share

                                                      Three Months Ended
                                                  --------------------------
                                                     June 28,        June 29,
                                                         1997            1996
   --------------------------------------------------------------------------
   Computation of Primary Earnings per Share:
   Net Income (a)                                 $ 2,098,000     $   431,000
                                                  -----------     -----------
   Shares:
     Weighted average shares outstanding            9,771,592       8,101,500

     Add: Shares issuable for acquisition of the
          Biosystems Group of LSI                   1,300,000               -
          Shares issuable from assumed exercise
          of options (as determined by the
          application of the treasury
          stock method)                                     -         117,450
                                                  -----------     -----------
     Weighted average shares outstanding,
       as adjusted (b)                             11,071,592       8,218,950
                                                  -----------     -----------
   Primary Earnings per Share (a) / (b)           $       .19     $       .05
                                                  ===========     ===========

   Computation of Fully Diluted Earnings
     per Share:
   Income:
     Net income                                   $ 2,098,000     $   431,000

     Add: Convertible debt interest, net of tax       390,000               -
                                                  -----------     -----------
     Income applicable to common stock assuming
       full dilution (a)                          $ 2,488,000     $   431,000
                                                  -----------     -----------
   Shares:
     Weighted average shares outstanding            9,771,592       8,101,500

     Add: Shares issuable for acquisition of the
          Biosystems Group of LSI                   1,300,000               -
          Shares issuable from assumed conversion
          of convertible note                       3,030,303               -

          Shares issuable from assumed exercise
          of options (as determined by the
          application of the treasury stock
          method)                                     115,124         117,450
                                                  -----------     -----------
     Weighted average shares outstanding,
       as adjusted (b)                             14,217,019       8,218,950
                                                  -----------     -----------
   Fully Diluted Earnings per Share (a) / (b)     $       .18     $       .05
                                                  ===========     ===========
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                                                                    Exhibit 11
                         THERMO BIOANALYSIS CORPORATION

                  Computation of Earnings per Share (continued)

                                                       Six Months Ended
                                                  --------------------------
                                                     June 28,      June 29,
                                                         1997          1996
   -------------------------------------------------------------------------
   Computation of Primary Earnings (Loss) per Share:
   Net Income (Loss) (a)                          $ 3,553,000   $(2,683,000)
                                                  -----------   -----------
   Shares:
     Weighted average shares outstanding            9,771,546     8,101,500

     Add: Shares issuable for acquisition of the
          Biosystems Group of LSI                     778,571             -
          Shares issuable from assumed exercise
          of options (as determined by the
          application of the treasury
          stock method)                                     -       117,450
                                                  -----------   -----------
     Weighted average shares outstanding,
       as adjusted (b)                             10,550,117     8,218,950
                                                  -----------   -----------
   Primary Earnings (Loss) per Share (a) / (b)    $       .34   $      (.33)
                                                  ===========   ===========

   Computation of Fully Diluted Earnings (Loss) per Share:

   Income:
     Net income (loss)                            $ 3,553,000   $(2,683,000)

     Add: Convertible debt interest, net of tax       780,000             -
                                                  -----------   -----------
     Income (loss) applicable to common stock
       assuming full dilution (a)                 $ 4,333,000   $(2,683,000)
                                                  -----------   -----------
   Shares:
     Weighted average shares outstanding            9,771,546     8,101,500

     Add: Shares issuable for acquisition of the
          Biosystems Group of LSI                     778,571             -
          Shares issuable from assumed conversion
          of convertible note                       3,030,303             -

          Shares issuable from assumed exercise
          of options (as determined by the
          application of the treasury stock
          method)                                     115,124       117,450
                                                  -----------   -----------
     Weighted average shares outstanding, as
       adjusted (b)                                13,695,544     8,218,950
                                                  -----------   -----------
   Fully Diluted Earnings (Loss) per
     Share (a) / (b)                              $       .32   $      (.33)
                                                  ===========   ===========